AMENDMENT TO LOAN AND LINE OF CREDIT  AGREEMENT

THIS AMENDMENT TO LOAN AND LINE OF CREDIT AGREEMENT (“Amendment”) is made and entered into  as of the 16th day of September, 2011, by and among  MORRIS PUBLISHING GROUP, LLC, a Georgia limited liability company, having its principal place of business at 725 Broad Street, Augusta, Georgia 30901 ("Borrower"), MPG NEWSPAPER HOLDING, LLC, a Georgia limited liability company, ATHENS NEWSPAPERS, LLC, a Georgia limited liability company, BROADCASTER PRESS, INC., a South Dakota corporation, HOMER NEWS, LLC, a Georgia limited liability company, LOG CABIN DEMOCRAT, LLC, a Georgia limited liability company, SOUTHEASTERN NEWSPAPERS COMPANY, LLC, a Georgia limited liability company, THE SUN TIMES, LLC, a Georgia limited liability company, MORRIS PUBLISHING FINANCING CO., a Georgia corporation, YANKTON PRINTING COMPANY, a South Dakota corporation,  and SOUTHWESTERN NEWSPAPERS COMPANY, L.P., a Texas limited partnership (herein collectively called “Guarantors”),  and CB&T, A DIVISION OF SYNOVUS BANK, a Georgia banking corporation (formerly known as Columbus Bank and Trust Company), having its principal place of business at 1148 Broadway, Columbus, Georgia 31901 and having a mailing address of P. O. Box 120, Columbus, Georgia 31902 ( "Bank").

W I T N E S S E T H   T H A T:

WHEREAS,  Borrower and Bank entered into that certain Loan and Line of Credit Agreement dated April 26, 2010 as amended and modified by Amendment to Loan and Line of Credit Agreement dated January 25, 2011 and as amended, modified and extended by Modification and Extension Agreement having an effective date of May 13, 2011 (such Loan and Line of Credit Agreement, as heretofore amended, modified and extended, being herein called  the “Loan Agreement”), pursuant to which Bank established a $10,000,000 revolving line of credit in favor of Borrower; and

WHEREAS, Guarantors guaranteed the obligations of Borrower to Bank related to the Credit Line (as defined in the Loan Agreement); and

WHEREAS, at the request of Borrower, Bank has issued a $688,457.00 standby letter of credit on account of Borrower in favor of Pressline Services, Inc., and to induce Bank to issue said standby letter of credit, Borrower agreed that Bank would be permitted to draw from the Credit Line (as defined in the Loan Agreement) to reimburse any draw funded under said standby letters of credit; and

WHEREAS, Borrower anticipates that from time to time Borrower may request that Bank issue additional standby letters of credit on account of Borrower and desires to amend the Loan Agreement to allow Bank to draw on the Credit Line (as defined in the Loan Agreement) to reimburse any draws under any of such standby letters of credit or to cash collateralize Borrower’s reimbursement obligations with respect to any such standby letters of credit; and

WHEREAS, the parties hereto desire to amend the Loan Agreement to insure availability under the Credit Line (as defined in the Loan Agreement) to reimburse any draw funded under said standby letters of credit and to authorize Bank to draw, without request from Borrower, from the Credit Line to reimburse any draws under any such standby letter of credit or to cash collateralize the reimbursement obligations of Borrower related thereto.

NOW, THEREFORE, for and in consideration of the premises, to induce Bank to issue the above described standby letter of credit, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  Certain capitalized terms used in this Amendment which are not defined herein but which are defined in the Loan Agreement shall have the meaning ascribed thereto in the Loan Agreement.

2.            Amendment to Loan Agreement.  From and after the date hereof, the Loan Agreement is hereby amended and modified to delete in its entirety the language added to the end of section 2.1(d) of the Loan Agreement by the January 25, 2011 Amendment to Loan and Line of Credit Agreement and to hereby add the following to the end of Section 2.1(d) of the Loan Agreement:

Notwithstanding anything herein to the contrary, in no event shall the aggregate principal amount outstanding at any one time on the Credit Line exceed the Borrowing Limit (as defined below).   For the purposes hereof, "Borrowing Limit" at any particular time shall mean an amount derived by subtracting from $10,000,000.00 the maximum  undrawn amount under that certain Standby Letter of Credit issued by Bank on account of Borrower in favor of Pressline Services, Inc. bearing letter of credit numbers 10162 and any additional standby letters of credit hereafter issued by Bank on account of Borrower (or any amendment, modification, or replacement of any of such standby letters of credit) (all such standby letters of credit from time to time issued and outstanding, and any amendments, modifications or replacements thereof, being herein collectively called the “Standby Letters of Credit” with each separately called a “Standby Letter of Credit”) and then adding to such difference the cash held by Bank in any cash collateral account funded pursuant to this paragraph.  If a draw is funded under a Standby Letter of Credit, then Bank is hereby authorized to draw from the Credit Line, without request from Borrower, an amount sufficient to reimburse said draw and to pay any interest and/or fees due under the Irrevocable Letter of Credit Application and Reimbursement Agreement (or other similar reimbursement agreement) entered into by Borrower and Bank in connection with such Standby Letter of Credit (each such Irrevocable Letter of Credit Application and Reimbursement Agreement (or similar reimbursement agreement), and any and all amendments, modifications and replacements thereof, are herein called the “Reimbursement Agreement”).  Additionally, if an event of default occurs under any Reimbursement Agreement and  the Standby Letter of Credit issued in connection with such Reimbursement Agreement remains  outstanding, Bank is hereby authorized (but not obligated) to draw from the Credit Line, without request from Borrower, an amount equal to the stated amount of such Standby Letter of Credit  and deposit such funds in an account established at Bank which account shall be under the exclusive control of Bank, shall be used to reimburse Bank for any draws funded under such Standby Letter of Credit and to secure the obligations of Borrower under such  Reimbursement Agreement.   Likewise, without limiting the foregoing, with respect to each Standby Letter of Credit outstanding, but undrawn, on the date that is five (5) business days prior to the expiration date of the Credit Line  or at any time upon the occurrence of an Event of Default hereunder, Bank is hereby authorized (but not obligated) to draw from the Credit Line, without request from Borrower, an amount equal to the aggregate stated amount of such Standby Letter(s) of Credit, and deposit such funds in an account established at Bank which account shall be under the exclusive control of Bank, shall be used to reimburse Bank for any draws funded under such Standby Letters of Credit, and shall secure the obligations of Borrower under each applicable Reimbursement Agreement.  If at the time a draw is funded under any Standby Letter of Credit or an event of default occurs under any Reimbursement Agreement or an Event of Default occurs hereunder sufficient funds are not available to be drawn from the Credit Line to reimburse said draw or sufficient funds are not on deposit in the above-referenced deposit account(s) to reimburse said draw or pay Borrower’s obligations under the applicable Reimbursement Agreement(s), Borrower shall remain obligated to reimburse said draw and for such obligations under the Reimbursement Agreement(s).  The failure of Bank to draw under the Credit Line to reimburse any draw under a Standby Letter of Credit or to cash collateralize any reimbursement obligation related thereto shall not relieve or abrogate Borrower’s obligation under each Reimbursement Agreement to reimburse Bank for any draw funded under a Standby Letter of Credit. Unless otherwise expressly approved by Bank in writing, the maximum aggregate stated amount of Standby Letters of Credit that may be issued and outstanding at any one time shall not exceed $4,000,000.00.  Nothing in this paragraph obligates Bank to issue any standby letter of credit on account of Borrower, and Borrower will be required in connection with any Standby Letter of Credit approved and issued by Bank to execute and deliver to Bank such reimbursement agreements and other documentation reasonably requested by Bank.

3.   Modification of the other Loan Documents.  From and after the date hereof, the other Loan  Documents are hereby amended and modified such that all references therein to the Loan Agreement shall refer to the Loan Agreement as amended and modified hereby and as same may be further amended and/or modified from time to time.

4.  Ratification.  Except as amended and/or modified hereby, all terms, covenants and provisions of the Loan Agreement and all other Loan Documents shall remain in full force and effect, and Borrower and each Guarantor does hereby expressly ratify and confirm the Loan Agreement and other Loan Documents, as amended and modified hereby, and ratifies and confirms the continuing priority of the Loan Documents, as amended and modified hereby, which secure payment of same.  It is the intent of the parties hereto that this Amendment shall not constitute a novation or an accord and satisfaction of any of the indebtedness evidenced by the Note and shall not adversely affect or impair the priority of the lien and security interests created by the Security Documents.

5.  Waiver of Claims.  Borrower and each Guarantor  does hereby waive any claim or defense which it now has by virtue of this Amendment or any instrument set forth hereunder, and further agrees not to raise any such claims or defenses in any civil proceeding or otherwise. Borrower and each Guarantor does  further hereby for itself and its agents, heirs, servants, employees, successors, legal representatives, and assigns, forever release, acquit and discharge Bank and its officers, directors, stockholders, agents, servants, employees, successors, legal representatives and assigns of and from any and all claims, demands, debts, actions and causes of actions which they or any of them now have against Bank  and its  officers, directors, stockholders, agents, servants, employees, successors, legal representatives and assigns by reason of any act, matter, contract, agreement or thing whatsoever up to the date hereof.

6.  Successors and Assigns/Miscellaneous.  This Amendment  shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors, successors-in-title and assigns.   Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

7.  Legal Fees and Expenses.  Borrower hereby  agrees to pay directly or reimburse Bank  for all reasonable legal fees and reasonable out-of-pocket expenses (including, without limitation, any recording fees, intangibles tax or documentary stamps) incurred by Bank  in connection with this Amendment.

[SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, this Amendment to Loan and Line of Credit Agreement is hereby executed and delivered by the undersigned as of the effective date first above written.

BORROWER:

MORRIS PUBLISHING GROUP, LLC, a Georgia limited
liability company

By:	_/s/________________________________________
Craig S. Mitchell, its Senior Vice President-Finance

GUARANTORS:

MPG NEWSPAPER HOLDING, LLC, a Georgia
limited liability company

By:	__/s/_________________________________
Craig S. Mitchell, its Senior Vice President-Finance

ATHENS NEWSPAPERS, LLC, a Georgia
limited liability company

By:	_/s/__________________________________
Craig S. Mitchell, its Senior Vice President -Finance

BROADCASTER PRESS, INC., a South Dakota
corporation

By:	__/s/_________________________________
Craig S. Mitchell, its Senior Vice President -Finance

HOMER NEWS, LLC, a Georgia limited liability
company

By:	__/s/_________________________________
Craig S. Mitchell, its Senior Vice President -Finance
LOG CABIN DEMOCRAT, LLC, a Georgia limited
liability company

By:	___/s/________________________________
Craig S. Mitchell, its Senior Vice President -Finance

SOUTHEASTERN NEWSPAPERS COMPANY,
LLC, a Georgia limited liability company

By:	___/s/________________________________
Craig S. Mitchell, its Senior Vice President -Finance
THE SUN TIMES, LLC, a Georgia limited
liability company

By:	___/s/________________________________
Craig S. Mitchell, its Senior Vice President -Finance
MORRIS PUBLISHING FINANCE CO., a
Georgia corporation

By:	___/s/________________________________
Craig S. Mitchell, its Senior Vice President -Finance

YANKTON PRINTING COMPANY, a South
Dakota corporation

By:	____/s/_______________________________
Craig S. Mitchell, its Senior Vice President -Finance
SOUTHWESTERN NEWSPAPERS COMPANY,
L.P., a Texas limited partnership

By:	Morris Publishing Group, LLC, a Georgia
limited liability company, its general
partner

By:	___/s/__________________________
Craig S. Mitchell, its Senior Vice President-Finance

BANK:

CB&T, A DIVISION OF SYNOVUS BANK, a Georgia banking corporation

By:	_____/s/_________________________________
Name:	Willette Roundtree
Title: AVP